UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K /A1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2016

ADAIAH DISTRIBUTION INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-55369	90-1020141
(Commission File Number)	(IRS Employer Identification No.)

Poruka iela 3 Madona LV-4801 Latvia

(Address of Principal Executive Offices) (Zip Code)

Phone: (775) 375-5240

(Registrant's Telephone Number, Including Area Code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

a) On February 8, 2016, the Board of Directors of the Registrant accepted and approved the resignation of David L. Hillary, Jr., CPA, CITP the company's independent registered public account firm. The report of David L. Hillary, CPA, CITP on the Company's financial statements for the year ended October 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with David L. Hillary, CPA, CITP whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to David L. Hillary, CPA, CITP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that David L. Hillary, CPA, CITP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. As of the date of the filing of the original 8-K we had been unsuccessful in obtaining the letter from David L. Hillary, CPA, CITP. We received the letter and it is attached as Exhibit 16.1 to this amendment to Form 8-K.

b) On February 23, 2016, the registrant engaged Darrel Whitehead, CPAs as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted Darrel Whitehead, CPAs regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a) Exhibit 16.1

b) Not Applicable.

c) None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	By:	/s/ Nikolay Titov
	Name:	Nikolay Titov
	Title:	President